Exhibit 2


           AMERICAN ELECTRIC POWER SERVICE CORPORATION

                       ORGANIZATION CHART

                        After Realignment


Chairman, President and Chief Executive Officer

     Legal

     Nuclear Generation

     EVP - Administration and Chief Accounting Officer
           Accounting
           Corporate Planning and Budgeting
           Corporate Services
           Human Resources
           Information Services
           Procurement and Supply Chain Services
           Tax

     EVP and Chief Financial Officer
           Finance
           Internal Audits
           System Planning
           System Power Markets

     EVP
           Corporate Communications
           Marketing
           Rates
           EVP - Energy Delivery
               Energy Distribution
               Energy Transmission
               Energy Delivery Support

     EVP - Power Generation
           Environmental Services
           Fossil and Hydro Production
               Northern Region Plant Services
               Southern Region Plant Services
           Fuel Supply and Business Support
           Power Generation Engineering